As filed with the U.S. Securities and Exchange Commission on October 10, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Allogene Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	82-3562771
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

210 East Grand Avenue

South San Francisco, California 94080

(650) 457-2700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Chang, M.D., Ph.D.

President and Chief Executive Officer

Allogene Therapeutics, Inc.

210 East Grand Avenue

South San Francisco, California 94080

(650) 457-2700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charles J. Bair, Esq. Charles S. Kim, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Brian J. Cuneo, Esq. B. Shayne Kennedy, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-227333)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	2,300,000	$18.00	$41,400,000	$5,017.68

(1)

Represents only the number of shares being registered pursuant to this Registration Statement, which includes 300,000 shares that the underwriters have the option to purchase, and are in addition to the 18,400,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-227333), which included 2,400,000 shares that the underwriters have the option to purchase.

(2)	Based on the public offering price.
(3)

The amount of registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $331,200,000 on a Registration Statement on Form S-1 (File No. 333-227333), which was declared effective by the Securities and Exchange Commission on October 10, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $41,400,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional common stock, par value $0.001 per share (the “Common Stock”), of Allogene Therapeutics, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-227333) (the “Prior Registration Statement”), which the Commission declared effective on October 10, 2018. This Registration Statement is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 2,300,000 shares of Common Stock, which includes 300,000 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in the Exhibit Index below and are incorporated by reference in this Registration Statement, except for the Consent of Independent Registered Public Accounting Firm, which is filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-227333, originally filed with the Commission on September 14, 2018).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1, as amended (File No. 333-227333), filed with the Commission on September 14, 2018 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 10th day of October, 2018.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Chang, M.D., Ph.D. David Chang, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	October 10, 2018

/s/ Eric Schmidt, Ph.D. Eric Schmidt, Ph.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	October 10, 2018

* Arie Belldegrun, M.D., FACS	Executive Chairman of the Board of Directors	October 10, 2018

* David Bonderman	Member of the Board of Directors	October 10, 2018

* Franz Humer, Ph.D.	Member of the Board of Directors	October 10, 2018

* John DeYoung	Member of the Board of Directors	October 10, 2018

* Joshua Kazam	Member of the Board of Directors	October 10, 2018

* Owen Witte, M.D.	Member of the Board of Directors	October 10, 2018

* Todd Sisitsky	Member of the Board of Directors	October 10, 2018

/s/ Deborah Messemer Deborah Messemer	Member of the Board of Directors	October 10, 2018

*By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
Attorney-in-fact